UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul J. Richardson to Board of Directors

On February 28, 2013, Paul J. Richardson was appointed to fill a vacancy on the Board of Directors of DARA BioSciences, Inc. (the "Company").  Mr. Richardson will serve on the Company's Compensation Committee.  Mr. Richardson was awarded stock options to purchase 58,667 shares of the Company’s common stock in connection with his appointment.

Employment Agreement with David L. Tousley

On March 1, 2013, the Company entered into an employment agreement with David L. Tousley, the Company’s Chief Financial Officer (the “Employment Agreement”).  The Employment Agreement has a term expiring on January 17, 2015 and provides for an annual base salary of $240,000.  Mr. Tousley will be eligible to receive an annual bonus of up to 50% of his base salary.  In connection with the entry into of the Employment Agreement, Mr. Tousley was granted a long term incentive equity award in the form of a stock option to purchase 175,000 shares of the Company’s common stock.

The Employment Agreement provides that if it is terminated without Cause or for Good Reason (as such terms are defined in the Employment Agreement), Mr. Tousley will receive (i) a lump sum payment equal to one times his annual base salary and (ii) payment of COBRA health insurance premiums for up to 12 months following termination.  Additionally, if the Employment Agreement is terminated without Cause or for Good Reason in connection with a Change in Control  (as such term is defined in the Employment Agreement) Mr. Tousley will receive (i) the greater of (a) a lump sum payment equal to one times his current annual base salary and (b) the aggregate amount of base salary payments that would otherwise be payable over the remaining balance of the term of his Employment Agreement and (ii) payment of COBRA health insurance premiums for up to 12 months following termination.

The Employment Agreement prohibits Mr. Tousley from engaging in certain activities involving competition with the Company for an 18-month period following termination of his employment with the Company; provided the restricted period is shortened to 12 months in the event of termination without Cause or for Good Reason.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Dated: March 5, 2013	By:	/s/ David J. Drutz
	Name:	David J. Drutz
	Title:	Chief Executive Officer

 EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated March 1, 2013, by and between DARA BioSciences, Inc. and David L. Tousley